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                                                                    Exhibit A-50

                              CERTIFICATE OF MERGER

                                       OF

                       NISOURCE CORPORATE SERVICE COMPANY

                                       AND

                    COLUMBIA ENERGY GROUP SERVICE CORPORATION

Columbia Energy Group Service Corporation, a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

      1. The constituent business corporations participating in the merger herein certified are:

            (i) NiSource Corporate Services Company, which is incorporated under the laws of the State of Indiana; and

            (ii) Columbia Energy Group Service Corporation, which is incorporated under the laws of the State of Delaware.

      2. A Plan and Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the constituent corporations above in accordance with the provisions of Section 228 and subsection (c) of Section 252 of the General Corporation law of the State of Delaware, to wit, by NiSource Corporate Services Company in accordance with the laws of the State of its incorporation and by Columbia Energy Group Service Corporation in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

      3. The surviving corporation in the merger herein certified is Columbia Energy Group Service Corporation, which will continue its existence as said surviving corporation, but shall change its name to NiSource Corporate Services Company upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

      4. The Certificate of Incorporation of Columbia Energy Group Service Corporation, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation except that Part First of the Certificate of Incorporation of Columbia Energy Group Service Corporation shall be amended to read as follows at the effective date and time of the merger:

                  "The name of the Corporation is NiSource Corporate Services Company."

            and Part Fourth of the Certificate of Incorporation of Columbia Energy Group Service Corporation shall be amended at the effective date and time of the merger to read in its entirety as follows:

            "The corporation is authorized to issue only one class of stock, to wit:

            Common Stock. The total number of shares of stock which the corporation shall have authority to issue is Four Thousand (4,000), all of which are to have a par value of One Hundred Dollars ($100) per share."

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            Said Certificate of Incorporation shall continue in full force and effect until further amended and changed pursuant to the General Corporation Law of the State of Delaware.

      5. The executed Plan and Agreement of Merger between each of the constituent corporations above is on file at the office of the surviving corporation, the address of which is as follows:

                  NiSource Corporate Services Company
                  801 East 86th Avenue
                  Merrillville, Indiana 46410
                  Attn: Office of the Secretary

      6. A copy of the aforesaid Plan and Agreement of Merger will be furnished by the surviving corporation above, on request and without cost, to any stockholder of each of he constituent corporations above.

      7. The terminating company, NiSource Corporate Services Company, an Indiana corporation, has authority to issue One Thousand (1,000) shares of stock, all of which are of one class and without par value.

      8. The merger of NiSource Corporate Service Company with and into Columbia Energy Group Service Corporation shall be effective as of the end of business on December 31, 2000.

Dated as of December 22, 2000

                              Columbia Energy Group
                               Service Corporation

                               /s/ Stephen P. Adik
                                Title: President

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                                State of Delaware

                        Office of the Secretary of State


         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

         "NISOURCE CORPORATE SERVICES COMPANY", A INDIANA CORPORATION,
         WITH AND INTO `COLUMBIA ENERGY GROUP SERVICE CORPORATION" UNDER THE NAME OF "NISOURCE CORPORATE SERVICES COMNAY', A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-SEVENTY DAY OF DECEMBER, A.D. 2000, AT 9 O'CLOCK A.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2000.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                            /s/ Harriet Smith Windsor
                                                Secretary of State